                                 EXHIBIT 10.3(c)

                          THIRD AMENDMENT TO AGREEMENT

         This Third Amendment to Agreement ("Third Amendment"), is made by and between Atrix Laboratories, Inc., a Delaware corporation ("Atrix") with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417, and Block Drug Corporation, a New Jersey corporation ("Block") with its principal place of business at 105 Academy Street, Jersey City, New Jersey 07302-9988, as of this 4th day of February, 1998, with respect to that certain Agreement dated as of December 16, 1996 (the "Agreement") between Atrix and Block, as amended by that certain First Amendment to Agreement dated as of June 10, 1997, and as further amended by that certain Second Amendment to Agreement dated as of July 31, 1997.

         WHEREAS, the parties desire to further amend the Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

         1.       Section 3.02(a)(i) is amended to read as follows:

                  (i) following receipt by Block of Notice from Atrix that the FDA has issued an Approvable Letter for the NDA for Atridox(TM) with the following indication:
                           "Atridox(TM) is indicated for gain in clinical attachment and reduction in probing depth in patients with chronic adult periodontitis" (the "Atridox(TM) NDA"), the sum of [**] if said Approvable Letter is issued on or before June 30, 1998, or [**] if said Approvable Letter is issued after June 30, 1998.

         2. Section 8.04(a) of the Agreement is amended to read as follows:

                  (a) Subject to the provisions of the following sections 8.04(a)(i) and 8.04(a)(ii), each party shall pay fifty percent (50%) of the cost of all Developments approved by Block (the "Development Expenses").

                           (i) Notwithstanding the provisions of section 8.04(a), Atrix shall be solely responsible for payment of the first [**] of Development Expenses incurred in connection with Developments covered by the Agreement, thereafter; Block shall be responsible for payment of fifty percent (50%) of Development Expenses for such Developments.

----------

**       Confidential Treatment Requested by Atrix on March 23, 1999

                           (ii) The Steering Committee shall solicit bids from Atrix and from third parties and determine which is the most appropriate and award the contract for the Development to the successful bidder.

         3. In the event that the Approvable Letter for the Atridox(TM) NDA is not issued by the FDA on or before June 30, 1998, then the terms and conditions of Paragraphs 1 and 2 of this Third Amendment shall be null and void and the original terms and conditions of Sections 3.02(a)(i) and 8.04 of the Agreement shall be reinstated, effective as of the date of this Third Amendment.

         4. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         5. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

         6. Signatures on this Third Amendment may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other party within five (5) days of the applicable facsimile transmission; provided, however, that failure to provide the original counterpart shall have no affect on the validity or binding nature of this Third Amendment. If executed in counterparts, this Third Amendment will be as effective as if simultaneously executed.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.



ATRIX LABORATORIES, INC.                     BLOCK DRUG CORPORATION


By /s/ John E. Urheim                      By /s/ Michael C. Alfano
  -------------------------------            ----------------------------------
   John E. Urheim, Vice Chairman              Michael C. Alfano, Senior Vice
   and Chief Executive Officer                President Research and Technology